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                                                                   EXHIBIT 10.17


                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT is made as of June 25, 1998.


B E T W E E N

          INTERNATIONAL VERIFACT INC.,
          a corporation continued under the laws of Canada,

          (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

                                    - and -

          GEORGE WHITTON,
          of P.O. Box 573, The Valley, Anguilla, British West Indies,

          (hereinafter referred to as the "Executive")

                                                              OF THE SECOND PART

          WHEREAS effective as at the date of this Agreement IVI Checkmate Corp. ("IVI Checkmate") has become the parent company of the Corporation;

          AND WHEREAS by agreement dated January 6, 1995, amended and restated by agreement dated as of March 15, 1996 and further amended by an acknowledgement and amending agreement made as of the 25th day of February, 1998 (the "Original Contract as Amended") the Corporation and the Executive set out the terms and conditions governing the Executive's employment with the Corporation;

          AND WHEREAS the parties have agreed that the Original Contract as Amended be terminated and that the terms and conditions that govern the Executive's employment be as formally set out herein.

          NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

1.   Definitions
     -----------

     (a) "Change of Control" means the occurrence of:
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          (i)  the acquisition or continuing ownership of common shares of the
               Corporation and/or securities ("Convertible Securities") convertible into, exchangeable for or representing the right to acquire common shares of the Corporation as a result of which a person, group of persons or persons acting jointly or in concert, or persons associated or affiliated within the meaning of the Canada Business Corporations Act with any such person, group of persons or any of such persons acting jointly or in concert (collectively the "Acquirors"), beneficially own shares of the Corporation and/or Convertible Securities such that, assuming only the conversion, exchange or exercise of Convertible Securities beneficially owned by the Acquirors, the Acquirors would beneficially own shares that would entitle the holders thereof to cast more than 30% of the votes attaching, to all shares in the capital of the Corporation that may be cast to elect directors of the Corporation; or

          (ii) the exercise of the voting power of all or any such shares so as to cause or result in the election of three or more directors of the Corporation who were not Incumbent Directors.

     (b) "Incumbent Director" means any member of the Board of Directors of the Corporation who was a member of the Board of Directors of the Corporation immediately prior to a Change of Control and any successor to an Incumbent Director who was recommended or elected or appointed to succeed any Incumbent Director by the affirmative vote of a majority of the Incumbent Directors then on the Board of Directors of the Corporation.

2.   Termination of Original Contract as Amended
     -------------------------------------------

          The parties hereto agree that effective upon execution of this Agreement the Original Contract as Amended be and the same is hereby terminated.

3.   Term
     ----

          This Agreement shall be in effect immediately as at and from the date first written above and shall remain in effect until the earlier of June 25, 2001 and the date of termination as provided in Section 8 hereafter.

4.   Duties
     ------

          The Executive shall serve the Corporation and any subsidiaries and affiliates of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any subsidiaries and affiliates of the Corporation (as those terms are defined in the Canada Business Corporations Act) as may be determined from time to time by the Board of Directors of the Corporation

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consistent with the office of the Executive. Without limiting the foregoing, the
Executive shall occupy the office of Chairman of the Board of Directors of the Corporation. The Executive shall:

     (a) devote his full time and attention and his best efforts during normal business hours to the business and affairs of the Corporation;

     (b) perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interests of the Corporation; and

     (c) use his best efforts to promote the interests and goodwill of the Corporation.

5.   Remuneration
     ------------

     (a) During the term of this Agreement, the annual base salary payable to the Executive for his services hereunder shall be US $150,000 exclusive of those benefits set forth herein. The annual base salary payable to the Executive pursuant to this subsection shall be payable semi-monthly in arrears or in such other manner as may be mutually agreed upon, less, in any case, any deductions or withholdings required by law.

     (b) The Corporation shall provide the Executive with employee benefits comparable to those provided by the Corporation from time to time to other senior executives of the Corporation through its existing group life or group insurance plans. At the option of the Executive, to be exercised by notice in writing to the Corporation, the Executive may chose to arrange his own insurance program in which event the Corporation shall pay to the Executive the value of the benefits otherwise to be provided pursuant to this Subsection 5(b), the annual cost of which shall be paid in 24 equal installments on the same days as the base salary is paid pursuant to Subsection 5(a) hereof.

     (c) The Executive shall be entitled to participate in the 1998 Long-Term Incentive Plan of IVI Checkmate (the "Plan") and in any subsequently adopted plan of IVI Checkmate and the Corporation hereby confirms and agrees that:

          (i) the Executive has been granted 103,850 Options (as such term is defined in the Plan) as of the date of this Agreement which Options vest immediately, expire, subject to the terms of the Plan, on the 25th day of June, 2007 and are exercisable at an exercise price per share of Stock (as such term is defined in the Plan) at the greater of US$6.81 and the Fair Market Value (as such term is defined in the Plan) as of the date of this Agreement; and

          (ii) the Corporation shall use its best efforts to ensure that so long as the Executive's employment has not been terminated in accordance with the terms of this Agreement, the Executive will be granted 75,000 Options (as

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               such term is defined in the Plan) on January 14, 1999 which
               Options will vest on the date of grant, will expire, subject to the terms of the Plan, on January 14, 2007 and will be exercisable at an exercise price per share of Stock (as such term is defined in the Plan) at the Fair Market Value (as such term is defined in the Plan) as of January 14, 1999.

6.   No Further Salary or Bonus Adjustments
     --------------------------------------

          Other than as herein provided, there shall be no further salary, bonus, cost-of-living, or merit increase in the annual base salary unless agreed to in writing by the Corporation.

7.   Expenses
     --------

          The Executive shall be entitled to a car allowance of U.S. $500 per month. The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses, including reasonable operating, maintenance and insurance costs of the Executive's vehicle, actually and properly incurred by the Executive from time to time in connection with carrying out his duties hereunder. For all such expenses the Executive shall furnish to the Corporation originals of all invoices or statements in respect of which the Executive seeks reimbursement.

8.   Termination
     -----------

     (a) The Corporation may terminate the employment of the Executive by the Corporation and any employment or offices held by the Executive with an affiliate of the Corporation without notice or any payment in lieu of notice for cause which, without limiting the generality of the foregoing, shall include:

          (i) if there is a repeated and demonstrated failure on the part of the Executive to perform the material duties of the Executive's position in a competent manner and where the Executive fails to substantially remedy the failure within a reasonable period of time after receiving written notice of such failure from the Corporation;

          (ii) if the Executive is convicted of a criminal offense involving fraud or dishonesty;

          (iii) if the Executive or any member of his family makes any personal profit arising out of or in connection with a transaction to which the Corporation or any affiliate of the Corporation is a party or with which it is associated without obtaining the prior written consent of the Corporation;

          (iv) if the Executive fails to honour his fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; or

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          (v)  if the Executive disobeys reasonable instructions given in the course of employment by the Board of Directors of the Corporation that are not inconsistent with the Executive's management position and not remedied by the Executive within a reasonable period of time after receiving written notice of such disobedience.

     (b) This agreement may be immediately terminated by the Corporation by notice to the Executive if the Executive becomes permanently disabled. The Executive shall be deemed to have become permanently disabled if in any year during the employment period, because of ill health, physical or mental disability, or for other causes beyond the control of the Executive, the Executive has been continuously unable or unwilling or has failed to perform the Executive's duties for 120 consecutive days, or if, during any year during the employment period, the Executive has failed to perform his duties for a total of 180 days, consecutive or not. The term "any year during the employment period" means any period of 12 consecutive months during which the Executive is employed by the Corporation.

     (c) This agreement shall terminate without notice upon the death of the Executive.

     (d) This agreement shall terminate upon the effective date of the Executive's voluntary termination of employment.

9.  Severance Payments
    ------------------

     (a) Upon termination of the Executive's employment:

          (i)  for cause; or

          (ii) by the Executive's voluntary termination of employment;

          the Executive shall not be entitled to any severance payment other than compensation earned by the Executive before the date of termination calculated pro rata up to and including the date of termination, together with any amount to which the Executive is entitled under the Employment Standards Act (Ontario), as amended.

     (b) If the Executive's employment is terminated for any reason other than as stated in Subsection 9(a) above:

          (i) on or before June 25, 1999 or at any time thereafter, if the date of termination is within one (1) year of a Change of Control, the Executive shall be entitled to receive:

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               A.   seventy-two (72) month's salary at the then applicable
                    annual base salary rate. The term "annual base salary rate" means the annual salary rate then in effect; and

               B. the continuation of the benefits provided for in Subsection 5(b) hereof for six (6) months after the employment is terminated.

          (ii) in any other circumstances, the Executive shall be entitled to receive the remuneration provided for in Section 5 up to June 25, 2001.

10. Governing Law
    -------------

          This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. The parties do hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

11.  No Assignment
     -------------

          The Executive may not assign, pledge or encumber the Executive's interest in this agreement nor assign any of the rights or duties of the Executive under this agreement without the prior written consent of the Corporation.

12. Severability
    ------------

          If any provision in this Agreement including the breadth or scope of such provision, is determined to be invalid or unenforceable in whole or in part by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

13.  Enforceability
     --------------

          The Executive hereby confirms and agrees that the covenants and restrictions pertaining to the Executive contained in this agreement are reasonable and valid and hereby further acknowledges and agrees that the Corporation would suffer irreparable injury in the event of any breach by the Executive of his obligations under any such covenant or restriction. Accordingly, the Executive hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Corporation shall therefore be entitled in lieu of any action for damages, temporary and permanent injunctive relief enjoining and restraining, the Executive from any such breach.

14.  Successors
     ----------

          This agreement shall be binding on and enure to the benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Executive.

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15.  Notices
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          Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or telecommunications facility or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three business days after the post-marked date thereof or, if delivered by hand or telecommunications facility, shall be deemed to have been received at the time it is delivered. If there is general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received three business days after the resumption of postal service. Notices shall be addressed as follows:

     (a)  if to the Corporation:

          International Verifact Inc.
          79 Torbarrie Road
          Toronto, Ontario M3L 1G5

     (b)  if to the Executive:

          P.O. Box 573
          The Valley
          Anguilla, British West Indies

16.  Legal Advice
     ------------

          The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this agreement and that, in the event that he did not avail himself with that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defense to the enforcement of his obligations under this agreement.

17.  Waiver of Breach
     ----------------

          The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

18.  Amendment
     ---------

          This Agreement may only be amended by an instrument in writing executed by the parties hereto.

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          IN WITNESS THEREOF the parties have executed this Agreement on the date first written above.

                                    INTERNATIONAL VERIFACT INC.

                                    By:/s/ L. Barry Thomson
                                       --------------------
                                    Name:
                                    Title:



                                    EXECUTIVE


/s/ Mark A. Convery                 /s/ George Whitton
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Witness                             GEORGE WHITTON

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